EXHIBIT 10.106






                                 LOAN AGREEMENT
                                 --------------


                                 by and between

                              TULSA PROMENADE, LLC
                                  as Borrower,

                                       and

                             CHARTER ONE BANK, N.A.,
                                    as Lender

                                 LOAN AGREEMENT
                                 --------------

     THIS LOAN AGREEMENT (this "Agreement"), is made and entered into as of the 14th day of March, 2006, by and between Tulsa Promenade, LLC, a Delaware limited liability company (the "Borrower") and CHARTER ONE BANK, N.A., a national banking association (the "Lender").

                                    RECITALS
                                    --------

     WHEREAS, Borrower is the owner of certain real property in Tulsa, Oklahoma, as more particularly described on Exhibit A attached as a part hereof (the "Land", which term shall include such present improvements and all rights, privileges, easements, hereditaments and appurtenances thereunto relating or appertaining);

     WHEREAS, improvements on the Land include a regional shopping mall containing approximately 438,481 square feet of retail space, parking and common areas related thereto (the "Mall");

     WHEREAS, Borrower desires to acquire additional land and retail space containing approximately 81,320 square feet of retail space currently owned by Mervyn's Department Store (the "Mervyn's Acquisition");

     WHEREAS, Borrower intends to make certain improvements to the Project (defined herein), including general upgrades and tenant improvements associated with new leases benefiting the Project;

     WHEREAS, Borrower has applied to Lender for a first mortgage loan in the amount of $50,000,000.00 (the "Loan") for the purpose of such acquisitions and improvements, and Lender is willing to make the Loan upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto represent and agree as follows:

                                    ARTICLE I

                          INCORPORATION AND DEFINITIONS
                          -----------------------------

     The foregoing recitals and all exhibits hereto are made a part of this Agreement. The following terms shall have the following meanings in this
Agreement:

     Additional Debt Service: For purposes of a Subsequent Draw shall mean debt service calculated as set forth in the definition of Debt Service based on the amount of such Subsequent Draw.

     Adjusted NOI: The annualized amount of rents from Incremental New Leases, plus the annualized amount of Incremental Reimbursable Expenses minus the annualized rental income derived from any existing leases expiring within 90 days of such Subsequent Draw minus annualized operating expenses allocated to the New Incremental Leases (where applicable) based on actual trailing twelve month expenses for the Project applied on a square foot basis to the leaseable area of the New Incremental Leases minus Management Fees based on the projected gross revenues from the Incremental New Leases minus Reserves for Capital Expenditures allocated to the Incremental New Leases.

     Applicable Margin: The percentage set forth below corresponding to the Loan to Value Ratio in effect at such time:

-----------------------------------------------------------------------------
   Level              Loan to Value Ratio            Applicable Margin for
                                                       LIBOR Rate Loans
-----------------------------------------------------------------------------
     1       < or = 0.50 to 1.00                             1.20%
-----------------------------------------------------------------------------
     2       > 0.50 to 1.00 and < or = 0.60 to 1.00          1.35%
-----------------------------------------------------------------------------
     3       > 0.60 to 1.00                                  1.50%
-----------------------------------------------------------------------------

The Applicable Margin shall be determined by the Lender from time to time, based on the Loan to Value Ratio as determined by Lender in its sole discretion.

     Appraisal: An MAI certified appraisal of the Project performed in accordance with FIRREA and Lender's appraisal requirements by an appraiser selected and retained by Lender, which shall be acceptable to Lender in its sole discretion.

     Borrower: Tulsa Promenade, LLC, an Oklahoma limited liability company.

     Certificate of Compliance: As defined in Section 7.10 (f).

     Debt Service: The annual principal and interest payments required for the current outstanding principal balance of the Loan assuming a thirty (30) year amortization and the greater of an interest rate equal to (i) the yield on a 10-year United States Treasury Note plus 2.50% and (ii) 7%, provided that for purposes of Draw A and Draw B, interest will be assumed to be 7%. Notwithstanding the foregoing, in the event any portion of the Loan is subject to a Hedging Contract with a fixed rate of interest, calculations of Debt Service for the portion of the Loan subject to a Hedging Contract shall be based on the actual fixed interest rate set forth in such Hedging Contract assuming a thirty (30) year amortization.

     Debt Service Coverage Ratio: The ratio of the Borrower's Net Operating Income to Debt Service.

     Default or Event of Default: One or more of the events or occurrences set forth in Article X below.

     Default Rate: As defined in the Note.

     Disbursement: A disbursement of Loan Proceeds by Lender as contemplated by
Article VI below.


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

     Draw A: As defined in Section 3.3 (a).

     Draw B: As defined in Section 3.3 (b).

     DSC Cash Collateral Reserve: As defined in Section 7.28.1.

     DSCR Requirement: As defined in Section 7.28.

     Environmental Law: As defined in the Indemnity Agreement by and between Borrower and Lender dated on or about the date hereof.

     Hedging Contracts means, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between the Borrower and the Lender and designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.

     Hedging Obligations means, with respect to the Borrower, all liabilities of the Borrower to the Lender under Hedging Contracts.

     Incremental New Leases: Any New Lease entered into after the immediately preceding Subsequent Draw, or in the case of the first Subsequent Draw, entered into after Draw A or Draw B, as the case may be.

     Incremental Reimbursable Expenses: Cash expenses incurred by the Borrower, but which are required to be reimbursed by the tenant(s).

     Incremental Value: The Adjusted NOI divided by the Prevailing Cap Rate.

     Improvements: All buildings, structures and other improvements, including all common areas, located or to be located on the Land (and, upon the Mervyn's Acquisition, on the land subject to such acquisition) and all fixtures and equipment required for the operation thereof.

     Inspecting Agent: Any and all persons or entities from time to time designated by Lender as Lender's agent to inspect the Project.

     Interest Period: As defined in the Note.

     LIBOR Rate: Relative to any Interest Period for LIBOR Rate Loans, the offered rate for deposits of U.S. Dollars in an amount approximately equal to the amount of the requested LIBOR Rate Loan for a term coextensive with the designated Interest Period which the British Bankers' Association fixes as its LIBOR rate as of 11:00 a.m. London time on the day which is two London Banking Days prior to the beginning of such Interest Period.

     LIBOR Rate Loan: Any Loan the rate of interest applicable to which is based upon the LIBOR Rate.

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     LIBOR Lending Rate: Relative to any LIBOR Rate Loan to be made, continued
or maintained as, or converted into, a LIBOR Rate Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

         LIBOR Lending Rate                 =            LIBOR Rate
                                                         ----------
                                              (1.00 - LIBOR Reserve Percentage)

     London Banking Day: A day on which dealings in US dollar deposits are transacted in the London interbank market.

     Loan: As defined in the recitals.

     Loan Amount: The lesser of (i) 65% of the value of the Project, or (ii) $50,000,000.00.

     Loan Closing: The date on which the Mortgage is filed with the County Recorder's office.

     Loan Documents: This Agreement, the documents specified in Article IV hereof, and any other instruments evidencing or securing the obligations of Borrower or any guarantor under the Note or any of the other Loan Documents.

     Loan Opening: The first disbursement of the Loan.

     Loan Proceeds: All amounts advanced as part of the Loan, whether advanced directly to Borrower or other parties.

     Loan to Value Ratio: The ratio of the outstanding principal amount of the Loan to the value of the Project securing the Loan (as determined by the most recent Appraisal) at the time such calculation is made.

     Management Fee: The greater of (i) the actual management fee for the Project, or (ii) the imputed management fee set forth in the most recent Appraisal, which, as of the date hereof, is 3%.

     Managing Member Glimcher Properties Limited Partnership, a Delaware limited liability company, as of Loan Closing, to be immediately replaced by Tulsa Promenade REIT, LLC as set forth in Section 9.2

     Maturity Date: _______________, 2009.

     Mervyn's Acquisition: As defined in the recitals.

     Mervyn's Collateral Account: As defined in Section 3.3(b).

     Mortgage: As defined in Section 4(b).

     Net Operating Income or NOI: The sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course of business from operating the Project (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) during the trailing twelve months minus (b) any income received from leases where tenant has given Borrower notice of its intention to terminate or not renew its existing lease minus (c) all expenses paid or accrued related to the ownership, operation or maintenance of the Project, including, but not limited to, taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses and on-site marketing expenses during the trailing twelve months minus (d) the Reserves for Capital Expenditures for the Project for the trailing twelve months minus (e) the Management Fee for the Project for such period.

     New Lease(s): Newly executed leases with national or regional tenants in accordance with Section 7.30 and with terms of at least five(5) years.

     Note: As defined in Section 3.2.

     Permitted Exceptions: Encumbrances on the Land expressly agreed to by Lender, as set forth in Schedule B I of the Title Policy.

     Prevailing Cap Rate or PCR: In the event that a Subsequent Draw occurs within 12 months of the Loan Closing, the Prevailing Cap Rate shall mean 7.37% (as set forth in the most recent Appraisal). In the event that a Subsequent Draw occurs later than 12 months following the Loan Closing, the Prevailing Cap Rate shall mean the lesser of (i) the yield on the prevailing 10-year United States Treasury Note plus 2.50%; or (ii) the capitalization rate set forth in the most recent Appraisal, provided that such Appraisal may not be older than twelve (12) months.

     Prime Rate: The rate of interest announced by Lender in Cleveland, Ohio from time to time as its "Prime Rate." The Borrower acknowledges that the Lender may make loans to its customers above, at or below the Prime Rate. Interest accruing by reference to the Prime Rate shall be calculated on the basis of actual days elapsed and a 360-day year.

     Prime Rate Loan: Any Loan for the period(s) when the rate of interest applicable to such Loan is calculated by reference to the Prime Rate.

     Proforma Debt Service: For purposes of a Subsequent Draw shall mean current Debt Service plus Additional Debt Service.

     Proforma NOI: For purposes of a Subsequent Draw shall mean Adjusted NOI (for such Subsequent Draw) plus NOI (trailing twelve months).

     Project: The Land, together with the Improvements, provided that if/when the Mervyn's Acquisition occurs, the definition of Project shall automatically include all the land and improvements related to the Mervyn's Acquisition.

     Prohibited Transfer: As defined in Section 9.2 below.

     Reference Banks: Means four major banks in the London interbank market.

     Request for Disbursement: As defined in Article VI hereof.

     Reserves for Capital Expenditures: The amount of annual reserves required for the Project pursuant to the most recent Appraisal as approved by Lender in its sole discretion. As of the date hereof, the required annual reserves is $.15 per square foot (total of $43,845.00).

     Regulated Materials: As defined in the Indemnity Agreement by and between Borrower and Lender dated on or about the date hereof.

     Required NOI: As defined in Section 7.28.1.

     Soft Costs: Costs incurred by Borrower for professional and other services in connection with the Project.

     Subsequent Draw: As defined in Section 3.3 (c).

     Title Company: Flagler Title Company.

     Title Policy: An ALTA Mortgagee's Loan Title Insurance Policy with extended coverage issued by the Title Insurer insuring the lien of the Mortgage as a valid first, prior and paramount lien upon the Project and all appurtenant easements, and subject to no other exceptions other than the Permitted Exceptions and otherwise satisfying the requirements of Section 5.1(a).

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     2.1 Representations and Warranties. To induce Lender to execute and perform this Agreement, Borrower hereby represents, covenants and warrants to Lender as follows:

     (a) At the Loan Closing and at all times thereafter until the Loan is paid in full, the Borrower will have good and marketable indefeasible fee simple title to the Land, subject only to the Permitted Exceptions.

     (b) Each of the Loan Documents, when executed and delivered, will constitute the duly authorized, legal, valid and binding obligations of each party executing the same, and will be enforceable strictly in accordance with their respective terms.

     (c) No condition, circumstance, event, agreement, document, instrument, restriction, or pending or threatened litigation or proceeding exists which could materially adversely affect the validity or priority of the liens and security interests granted to Lender under the Loan Documents, which could materially adversely affect the ability of Borrower to own the Land and to operate the Project, which could materially adversely affect the ability of Borrower to perform its or their respective obligations under the Loan Documents, which would constitute a default in the obligations of the Borrower under any of the Loan Documents or which would constitute such a default with the giving of notice or lapse of time or both.

     (d) The Land, the present use and occupancy of the Land and the use and occupancy of the Project, does not violate or conflict in any material respect with any applicable law, statute, ordinance, rule, regulation or order of any kind, including, without limitation, zoning, building, environmental, land use, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not.

     (e) All financial statements submitted by Borrower to Lender in connection with this Loan are true and correct in all material respects, have been prepared in accordance with generally recognized accounting principles consistently applied, and fairly present the respective financial conditions and results of operations of the entity and persons which are their subject as of the respective dates thereof. No material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no additional borrowings have been made by Borrower since the date thereof other than the Loan contemplated hereby.

     (f) This Agreement and all financial statements, budgets, schedules, opinions, certificates, confirmations, applications, rent rolls, affidavits, agreements, and other materials submitted to the Lender in connection with or in furtherance of this Agreement by or on behalf of the Borrower, fully and fairly state the matters with which they purport to deal, do not misstate any material fact, nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

     (g) All utility and municipal services required for the, occupancy and operation of the Project, including, but not limited to, water supply, storm and sanitary sewage disposal system, gas, electric and telephone facilities are available for use.

     (h) All permits and licenses required by applicable law to occupy and operate the Project have been issued and are in full force.

     (i) The storm and sanitary sewage disposal system, water system and all mechanical systems of the Land and the Project comply in all material respects with all applicable environmental, pollution control and ecological laws, ordinances, rules and regulations.

     (j) All utility, parking, vehicular access (including curb cuts and highway access), recreational and other permits and easements required for the use and operation of the Project have been granted and issued, to the extent necessary or required for the operation and use of the Project.

     (k) Except as shown on the survey, the Project does not encroach upon any building line, set back line, side yard line, or any recorded or visible easement, or other easement of which Borrower is aware or has reason to believe may exist, affecting the Land.

     (l) All roads necessary for ingress and egress to the Project and for the full utilization of the Improvements for their intended purposes have either been completed pursuant to easements approved by the Lender or the necessary rights-of-way thereof have been dedicated to public use and accepted by the appropriate governmental authority.

     (m)(i) No condemnation of any portion of the Project and (ii) no denial of access to the Project from any point of access to the Project, has commenced, or to the best of Borrower's knowledge, is contemplated by any governmental authority.

     2.2 Continuation of Representations and Warranties. The Borrower hereby covenants, warrants and agrees that each of the representations and warranties made in Section 2.1 hereof shall be and shall remain true and correct at the time of the Loan Closing and at all times thereafter so long as any part of the Loan shall remain outstanding. Each Request for Disbursement shall constitute a reaffirmation that these representations and warranties are true on and as of the date of such Request for Disbursement and will be true on the date of the Disbursement.

                                   ARTICLE III

                                    THE LOAN
                                    --------

     3.1 Agreement to Borrow and Lend. Borrower agrees to borrow from Lender, and Lender agrees to lend to Borrower, such amount as shall be requested by the Borrower, but in no event exceeding the stated Loan Amount, on the terms of and subject to the conditions of this Agreement.

     3.2 The Note. The Loan shall be evidenced by a promissory note (the "Note"), executed by Borrower, payable to the order of Lender and in the Loan Amount. Interest, maturity, terms of payment of principal and interest, prepayment premiums, and all other similar terms and conditions of the Loan shall be as set forth in the Note.

     3.3. Permitted Draws.

     (a) Initial Draw: Borrower may request and Lender will provide an initial draw at Loan Closing in an amount up to the lesser of (i) 65% of the purchase price of the Mall, (ii) 65% of the appraised value of the Mall, (iii) an amount such that the Debt Service Coverage Ratio for the Project is not less than 1.25x, or (iv) $35,000,000 ("Draw A");

     (b) Mervyn's Acquisition Draw: In the event that Borrower proceeds with the Mervyn's Acquisition, Borrower may request and Lender will provide an additional draw to fund the Mervyn's Acquisition in an amount up to the lesser of (i) 65% of the purchase price of the Mervyn's Acquisition, or (ii) 65% of the appraised value of the Mervyn's Acquisition ("Draw B"); provided that Borrower must deposit its own funds or draw an additional amount from Loan proceeds (such draw shall not be restricted by the foregoing) in the amount of one year's Debt Service for Draw B, to be deposited in an account with Lender (the "Mervyn's Collateral Account") to be held as additional collateral for the Loan, until such time as the Project (factoring both the Mall and the Mervyn's Acquisition) achieves the DSCR Requirement, provided that such release shall not occur prior to the one year anniversary of the Lender's disbursement of Draw B.

     (c) Subsequent Draws: At any time following the Loan Opening, but not more than once per quarter, Borrower may request additional draws in the minimum amount of $1,000,000 (and $250,000 increments thereafter) to reimburse Borrower for expenses incurred related to improvements made to the Project or incurred related to any Incremental New Leases (each being a "Subsequent Draw" and collectively, the "Subsequent Draws") subject to the following:

          (i) Borrower must provide evidence that the Project currently complies with the required minimum Debt Service Coverage Ratio of 1.25x;

          (ii) Borrower must provide evidence that the Project will continue to comply with the required minimum Debt Service Coverage Ratio of 1.25x after such Subsequent Advance based on Proforma Net Operating Income and Proforma Debt Service; and

          (iii) Such draw may not exceed 65% of the Incremental Value.

In no event shall the aggregate outstanding amount of Draw A, Draw B, and all Subsequent Draws exceed the aggregate amount of $50,000,000.

     3.4. Interest Election. Subject to the terms and conditions set forth in the Note, interest on the outstanding principal amount of the Note shall accrue, at Borrower's option, at one of the following rates of interest: (i) the Prime Rate; or (ii) during the Interest Period applicable thereto at a rate equal to the sum of the LIBOR Lending Rate for such Interest Period plus the Applicable Margin thereto and be payable on each Interest Payment Date.

                                   ARTICLE IV

                                 LOAN DOCUMENTS
                                 --------------

     Borrower agrees to execute and deliver to Lender, on or prior to the Loan Opening, the following documents, all of which must be satisfactory to Lender and Lender's counsel in form, substance and execution and all of which are executed on or about the date hereof:

     (a) The Note.

     (b) A mortgage with power of sale, security agreement and financing statements (the "Mortgage"), duly executed by the Borrower and granting a valid and subsisting first lien on the Land and the portions of the Project constituting real property, and a security interest in the personal property and fixtures securing all obligations of the Borrower under all of the Loan Documents, subject only to the Permitted Exceptions.

     (c) An assignment to Lender from Borrower of the rents, leases, security and other deposits, income, issues, proceeds and profits associated with or arising from the Project or any part thereof, and which assignment is prior to all other such assignments and valid as such against all creditors of Borrower.

     (d) Uniform Commercial Code financing statements, executed by Borrower as debtor with respect to the Mortgage and the security agreement described in clauses (b) and (d) hereof, and which financing statements are prior to all other such financing statements and valid as such against all creditors of Borrower.

     (e) A collateral assignment to Lender of all rights of Borrower in any contract for management of the Project or any portion thereof, together with assignments of such maintenance and service contracts entered into in connection with the operation of the Project as Lender may require, and which assignment is prior to all other such assignments and valid as such against all creditors of Borrower.

     (f) An indemnity agreement from Borrower in favor of Lender confirming the perpetual survival of Borrower's representations, warranties and indemnities herein with respect to Regulated Materials, among other things, and compliance with all applicable laws.

     (g) Such other papers and documents as may be required by this Agreement or as Lender may reasonably require.

                                    ARTICLE V

                           CONDITIONS TO LOAN CLOSING
                           --------------------------

     5.1 Unless waived by Lender, Borrower shall furnish the following to Lender at least five (5) business days prior to the Loan Closing or at such time as is set forth below, all of which must be strictly satisfactory to Lender and Lender's counsel in form, content and execution:

     (a) Title Policy. A commitment (the "Title Commitment") for issuance of an ALTA Loan Policy of Title Insurance, Form B-1970 (Amended 10-17-70, or 6-18-87) (the "Title Policy"), issued by the Title Company to Lender, in the Loan Amount, insuring the Mortgage to be a valid first, prior and paramount mortgage lien upon the fee title to the Land and the Project, and a valid first lien upon any easement in favor of the Premises which provides access to the Premises for ingress and egress and/or for utilities, to the extent of funded Disbursements of the Loan, subject only to the Permitted Exceptions and to customary exceptions which, by their nature, cannot be eliminated until construction of the Project has been completed, and with all so-called "standard" exceptions deleted. The Title Commitment shall (i) contain a so-called "Comprehensive Endorsement"; (ii) contain an endorsement affirmatively insuring the priority of the Mortgage against any vendor's or mechanic's lien; (iii) affirmatively insure the Lender that (A) no restrictions of record affecting the Land have been violated, and that such instruments contain no right of reverter or forfeiture,
(B) the survey described in Section 5.1(b) hereof is accurate and accurately depicts the same real estate as is covered by the Title Commitment, (C) Lender is the holder of the Mortgage and that the Mortgage is the first lien against the Project; (iv) insure contiguity of the Land with adjoining public rights of way; (v) contain ALTA Variable Rate Endorsement No.6; (vi) contain an endorsement affirmatively insuring that all future advances of Loan Proceeds made by Lender shall be secured by the Mortgage and have priority as of the date the Mortgage is filed for record with the Tulsa County Recorder; and (vii) contain such other endorsements as Lender may require. If requested by Lender, appropriate provisions satisfactory to Lender for co-insurance and reinsurance, with direct access agreements acceptable in form and substance to Lender, shall also be obtained. Contemporaneously with delivery to Lender of the Title Commitment, Borrower shall also deliver to Lender copies of all documents constituting the Permitted Exceptions. Borrower agrees to deliver to the Title Agent, with a copy of each to Lender, such other papers, instructions and documents as the Title Agent may require for the issuance of the Title Commitment and the issuance of date down endorsements and interim certifications relating to construction payouts as provided in Article vi hereof, and in accordance with all requirements of this Agreement.

     (b) Survey. A plat survey (the "Survey") of the Land, in duplicate, made by a registered land surveyor, dated no later than three (3) months prior to Loan Closing, showing.

          (i) the location (and recording numbers, to the extent recorded) of all visible or recorded easements (including appurtenant easements), water courses, drains, sewers, public and private roads (including the names and widths thereof and recording numbers for the dedications thereof), other rights of way, and curb cuts, if any, within, adjacent to or serving the Land and Project or to which the Land and Project are or will be subject, and the location of any such proposed easements; that the same are, and after Construction of the Project and granting of easements will be, unobstructed; and that all portions of the Project will have access over recorded easements to dedicated public roads;

          (ii) the common street address of the Land and Project and the dimensions, boundaries and acreage or square footage of the Land and the Improvements;

          (iii) that all foundations and other structures currently existing and all other improvements on the Land, are placed within the lot and building lines, all deed restriction, recorded plats, other restrictions of record and ordinances relating to the location thereof (and, to the extent that any such restrictions or ordinances require any structure to be set back specified distances from any line, showing said line and the measured distance of said structure, or the proposed location of said structure, from said line);

          (iv) that except as may be shown on the survey there are no encroachments on the Land from improvements located on adjoining property;

          (v) the location and course of all visible utility lines;

          (vi) if the Land comprises more than one parcel, interior lines and other data sufficient to insure contiguity; and

          (vii) such additional information which may be required by the Lender or the Title Company.

     The Survey shall be made in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Class A Land Title Surveys most recently adopted by the American Land Title Association.

     (c) Insurance Policies. (i) Evidence of insurance policies as set forth below, all of which must be satisfactory to Lender, in companies, forms, amounts and coverage satisfactory to Lender, containing waiver of subrogation and first mortgagee clauses in favor of Lender and providing for thirty (30) days' written notice to Lender in advance of cancellation of said policies for non-payment of premiums or any other reason or for material modification of said policies, and ten (10) days' written notice to Lender in advance of payment of any insurance claims under said policies to any person.

     (ii) Without limiting the generality of the foregoing, such policies shall include the following:

          (A) Intentionally deleted.

          (B) Comprehensive general public liability, property damage and indemnity insurance, including, without limitation, water damage, so-called assumed and contractual liability coverage and claims for bodily injury, death or property damage, naming Lender as an additional insured, in a minimum amount of One Million Dollars ($1,000,000.00) per person One Million Dollars ($1,000,000.00) per occurrence, or such other amounts as Lender may from time to time require, with insurance carriers having a Best's rating of A or better, in forms and with companies satisfactory to Lender and with a maximum deductible of One Thousand Dollars ($1,000.00). Borrower shall also carry and maintain excess of umbrella liability, naming Lender as an additional insured thereunder in a minimum amount of Two Million Dollars ($2,000,000.00), with an insurance carrier having a Best's rating of A or better, in form satisfactory to Lender.

          (C) Insurance against loss or damage by fire and such other hazards, casualties and contingencies (including, without limitation, so called all risk coverages) as Lender may require, in an amount equal to the greater of
     (1) the Loan Amount, or (2) the replacement cost of the Project, with a replacement cost endorsement and in such amounts so as to avoid the operation of any coinsurance clause, for such periods and otherwise as Lender may require from time to time.

          (D) Insurance against rent loss or abatement of rent, covering payment of rent and like charges from the Land over a term of not less than twelve
     (12) months, in an amount to be approved by Lender.

          (E) Workers' compensation and employee liability insurance, naming Lender as additional insured, covering all employees working on or about the Project, and death, injury and/or property damage occurring on or about the Project, or resulting from activity thereat, with liability insurance limits for death of or injury to persons not less than Statutory Limits and for damage to property of not less than Statutory Limits.

Borrower shall deliver renewal certificates of all insurance required above, together with written evidence of full payment of the annual premiums therefor at least thirty (30) days prior to the expiration of the existing insurance. Any such insurance may be provided under so called "blanket" policies, so long as the amounts and coverages thereunder will, in Lender's sole judgment, provide protection equivalent to that provided under a single policy meeting the requirements of this paragraph.

     (d) Compliance with Laws. Evidence satisfactory to Lender that the Project is in compliance with all applicable laws, ordinances (including zoning), orders, rules and regulations of applicable governmental or quasigovernmental authorities (including, without limitation, requirements for parking and operation of the Project), and that any approvals thereof required from third parties or any governmental or quasigovernmental authorities have been obtained.

     (e) Financial Statements. Current financial statements for the Borrower.

     (f) Management Agreement. Prior to the first advance of Loan Proceeds, a copy of the management agreement. Said agreement to be collaterally assigned to Lender and consented to by the Manager and the Service Provider.

     (g) Environmental Assessment. Evidence, including an environment assessment, indicating that the Land, and the existing improvements, in Lender's sole judgment, (i) contain no Regulated Materials and no other contamination which, even if not so regulated, is known to pose a hazard to the health of any person on or about the Land, (ii) is not located in a "Wetlands" or "Flood Plain" area, and (iii) contains no underground storage tanks. Lender reserves the right, at Borrower's expense, to retain an independent consultant to review any such evidence submitted by Borrower or to conduct its own investigation of the Land.

     (h) Payment of Loan Origination Fee. Payment to Lender of a Loan Commitment/Origination Fee in the amount of $52,500.00 (15 basis points of the amount of Draw A). Borrower shall pay Lender the remainder of the Commitment/Origination fee in the amount of $22,500 (15 basis points of remaining undisbursed Loan amount) at the time of the earlier of (i) Draw B, or
(ii) a Subsequent Draw.

     (i) Documents of Record. Copies of all covenants, conditions, restrictions, easements and matters of record which affect the Land.

     (j) Equity: Borrower shall have provided evidence reasonably satisfactory to Lender that Borrower's cash equity invested in the Project is not less than the greater of (i) 35% of the total cost of the Project, or (ii) $20,405,000. Borrower's cash equity must be used to pay for acquisition of the Mall.

     (k) Borrower's Attorney's Opinion. The opinion of Borrower's legal counsel that with respect to the Borrower, the Land, and the Project: (a) there is no threatened or pending litigation that might affect the Loan, the Land, the Project or the Borrower; (b) the transactions contemplated by this Agreement do not violate any provision of any law, restriction or other document affecting the Borrower, the Land, or the Project; (c) the Loan Documents have been duly executed and delivered, constitute legal, valid and binding obligations of the Borrower and are enforceable in accordance with their terms; (d) Borrower is a validly organized and existing limited liability company under the laws of the State of Delaware and qualified to do business in the State of Oklahoma, that Borrower has the legal capacity to own, develop and operate the Land and the Project, and has the legal capacity to perform its obligations under the Loan

Documents, and that the Loan has been duly authorized by the Borrower, (e) the individuals executing the Loan Documents are properly authorized to do so on behalf of Borrower, (f) such other matters (including an opinion with respect to zoning of the Land and the Project) concerning the Loan, the Loan Documents, and the Land, the Project, and the Borrower, as the Lender or its counsel may require.

     (l) Organizational Documents.

          (1) Certified copy of the Borrower's, Managing Member's, and OG Retail Holding Co., LLC's Articles of Organization;

          (2) Certified copy of Borrower's, Managing Member's, and OG Retail Holding Co., LLC's Operating Agreement;

          (3) Borrower's, Managing Member's, and OG Retail Holding Co., LLC's Resolutions authorizing Borrower to enter into Loan and designating the members/officers authorized to execute all Loan Documents.

          (4) Certified copy of the Glimcher Properties Limited Partnership Articles of Organization;

          (5) Certified copy of Glimcher Properties Limited Partnership Limited Partnership Agreement;

          (6) Certified copy of the Glimcher Properties Corporation's Articles of Incorporation;

          (7) Certified copy of Glimcher Properties Corporation's By-laws/Code of Regulations;

          (8) Glimcher Properties Corporation's Resolutions authorizing Glimcher Properties Limited Partnership Resolutions as sole member of Borrower to enter into Loan.

     (m) Full executed copy of the purchase agreement for the Mall.

     (n) Lender shall have obtained (at Borrower's cost) an Appraisal of the Project which Appraisal is satisfactory to Lender in all respects including, but not limited to, having a fair market evaluation of the Project indicating a Loan-to-Value Ratio of sixty-five percent (65%) or lower.

     (o) Borrower shall concurrently with the Loan Opening, enter into a derivative rate instrument or Hedging Contract in the minimum amount of 75% of the projected combined amount of Draw A and Draw B; or upon each Draw A and Draw B, enter into a derivative rate instrument or Hedging Contract in the minimum amount of 75% of the amount of such draw.

     (p) Borrower shall use good faith and commercially reasonable efforts to deliver to Lender, within 60 days of the date hereof subordination nondisturbance and attornment agreements (the "SNDA's") with JC Penney and Hollywood Theater. Notwithstanding anything to the contrary contained herein, Lender shall not be obligated to fund any Subsequent Draws unless and until the foregoing SNDA's have been delivered to Lender.

     (q) Additional Documents. Such other papers and documents regarding Borrower, the Land or the Project as Lender may require.

                                   ARTICLE VI

                                  DISBURSEMENTS
                                  -------------

     6.1 The Disbursements. (a) Subject to the provisions of this Agreement, and also subject to the terms and conditions of the other Loan Documents, the Lender shall make and the Borrower shall accept the Loan in periodic Disbursements not exceeding, in the aggregate, the Loan Amount (except for additional Disbursements which the Lender shall have the right to make at its option pursuant to the Mortgage). Disbursements shall be made from Loan Proceeds. The first disbursement, to be made upon the Loan Closing, shall be in an amount equal to (i) Draw A, (ii) such other costs and expenses of Loan Closing, as approved by Lender in its sole and absolute discretion, and (iii) such other costs and expenses in accordance with Section 6.1(b) below (the "Initial Disbursement"). All Disbursements following the Initial Disbursement are hereinafter called "Subsequent Disbursements".

     (b) After an Event of Default, Borrower hereby requests and authorizes Lender to make Disbursements directly to itself for payment and reimbursement of all interest, charges, costs and expenses incurred by Lender in connection with the Loan, pursuant to this Agreement or other Loan Documents, including, but not limited to, (i) interest due on the Loan and any points, loan fees, service charges, commitment fees, or other fees due to Lender in connection with the Loan; (ii) all title examination, survey, escrow, filing, search, recording and registration fees and charges; (iii) all documentary stamp and other taxes and charges imposed by law on the issuance or recording of any of the Loan Documents; (iv) all appraisal fees; (v) all title, casualty liability, payment, performance or other insurance or bond premiums; (vi) all fees and disbursements for legal services including, without limitation, in-house attorney's costs and fees, and outside counsel engaged in connection with the preparation, negotiation, enforcement or administration of this Agreement or any of the Loan Documents; and (vii) any amounts required to be paid by Borrower under this Agreement, the Mortgage or any Loan Document after the occurrence of a Default (all of which are herein referred to as "Loan Expenses").

     (c) Except for the Initial Disbursement, which shall be made at the Loan Opening, Lender shall make each Disbursement within fifteen (15) business days following receipt of all information required by Lender for the funding of such Disbursement.

     6.2 Requests for Loan Disbursements. All requests for Disbursements, including, without limitation, the Initial Disbursement shall be submitted on the Lender's form of "Certificate for Payment", signed by the Borrower stating, among other things, the amount of Loan Proceeds requested for each item. Each Certificate for Payment requesting Disbursements for improvements to the Project shall be accompanied by (a) the Borrower's affidavit, certifying the amount of all outstanding balances due but unpaid for work in place for the Project, (b) invoices from contractors and any other supporting documentation, and (c) lien waivers from all contractors in the sum received by each such contractor for all of Borrower's preceding draw requests, all to be in form and substance satisfactory to Lender and the Title Agent. Borrower shall not submit more than one Certificate for Payment per quarter. Each Certificate for Payment must be received by the Lender on or before a date which is at least fifteen (15) days prior to the date upon which the requested Disbursement is to be made, excluding the date of receipt by the Lender.

     6.3 Loan Opening and Initial Disbursement. The Loan Opening shall be made at such time as all of the conditions and requirements of this Agreement required to be performed by Borrower or other parties prior to the Loan Opening have been satisfied or performed. At the Loan Opening, Lender shall disburse, in addition to the Initial Disbursement, all funds necessary to pay any Loan Expenses then due.

     6.4 Subsequent Disbursements.

     (a) Draw B shall be made by Lender following receipt of Borrower's written request, provided that, prior to the funding of Draw B, Borrower shall furnish the following to Lender, all of which must be in form, substance and execution satisfactory to Lender:

          (i) Borrower has delivered to Lender all items in Section 5.1, to the extent that such items apply or could apply to the Mervyn's Acquisition, including 5.1 a, b, c, d, f, g, l, and m.

          (ii) Borrower has delivered to Lender an amendment to Mortgage and environmental indemnity agreement in form and substance acceptable to Lender in its sole discretion, increasing the amount of the Mortgage and adding the property from the Mervyn's Acquisition as additional security for the Loan. Borrower hereby agrees to pay any costs related to the foregoing amendment, including without limitation all recording costs, mortgage tax, title costs, and reasonable attorney's fees;

          (iii) Borrower has caused the Title Company to issue an endorsement to the Title Policy, which endorsement insures that no claim exists which constitutes a cloud on the Lender's secured position established by the insured Mortgage and that no matters exist subordinate to the Mortgage which are unacceptable to the Lender; accelerates the effective date of the Title Policy to the date of the requested Disbursement; and covers the amount of the requested Disbursement so that the total amount insured by the Title Policy equals the total amount disbursed by Lender under the terms of this Agreement, an endorsement to the Title Policy to add the property described in the Mervyn's Acquisition, and any other endorsement to Title Policy that the Lender deems necessary to protect its security interest (or at the option of the Lender, confirmation from the Title Agent that all requirements for the issuance of such an endorsement have been satisfied and confirmation that the Title Insurer will issue such an endorsement within a specified time acceptable to the Lender).

          (iv) Evidence that all conditions set forth in Section 6.5 below shall have been met.

          (v) All conditions to the Initial Disbursement have been met, and the Initial Disbursement has been funded by Lender.

          (vi) Borrower has delivered to Lender an updated Certificate of Compliance, certifying among other things, the names of all tenants who have given their notice to terminate or not renew their existing lease.

          (vii) Borrower has delivered to Lender a certified current revised rent roll for the Project.

     (b) Prior to the funding of each Subsequent Draw, Borrower shall furnish the following to Lender, all of which must be in form, substance and execution satisfactory to Lender in its sole and absolute discretion:

          (i) Borrower has delivered to Lender an amendment to Mortgage in form and substance acceptable to Lender in its sole discretion, increasing the amount of the Mortgage. Borrower hereby agrees to pay any costs related to the foregoing amendment, including without limitation all recording costs, mortgage tax, title costs, and reasonable attorney's fees;

          ii) An endorsement to the Title Policy, which endorsement insures that no claim exists which constitutes a cloud on the Lender's secured position established by the insured Mortgage and that no matters exist subordinate to the Mortgage which are unacceptable to the Lender; accelerates the effective date of the Title Policy to the date of the requested Disbursement; and covers the amount of the requested Disbursement so that the total amount insured by the Title Policy equals the total amount disbursed by Lender under the terms of this Agreement (or at the option of the Lender, confirmation from the Title Agent that all requirements for the issuance of such an endorsement have been satisfied and confirmation that the Title Insurer will issue such an endorsement within a specified time acceptable to the Lender).

          (iii) If applicable, the lien waivers required pursuant to Section 6.2; lien waivers from contractors, subcontractors and suppliers shall be submitted prior to the next scheduled Disbursement.

          (iv) The Certificate for Payment required pursuant to Section 6.2 above.

          (v) Evidence that all Loan Proceeds disbursed to date have been applied to payment of costs of the Project (including, but not limited to, satisfactory waivers of mechanic's and materialmen's liens, affidavits, sworn statements and receipts for materials), if applicable.

          (vi) Upon Lender's request, evidence that any improvements to the Project are being constructed in accordance with applicable law. Lender shall have the right to require, at Borrower's cost, any additional information to complete Lender's analysis of each Disbursement request of Borrower.

          (vii) Borrower has delivered to Lender an updated Certificate of Compliance, certifying among other things, current compliance with Debt Service Coverage Ratio requirements and setting forth all tenants who have given their notice to terminate or not renew their existing lease.

          (viii) Borrower shall have delivered to Lender a fully executed copy of all Incremental New Leases which contain terms and conditions acceptable to Lender in Lender's sole discretion.

          (ix) Borrower shall have delivered to Lender twelve (12) month proforma operating statements for the Project reflecting all Incremental New Leases.

          (x) Borrower shall have delivered to Lender a certified current revised rent roll for the Project.

          (xi) Borrower shall have delivered to Lender copies of paid invoices for improvements made to the Project or costs incurred, if any, related to Incremental New Leases.

     6.5 Conditions to All Disbursements. No Disbursement of Loan Proceeds shall be made by Lender to Borrower at any time unless:

     (a) All conditions precedent to that Disbursement have been satisfied, including without limitation, performance of all of Borrower's obligations under this Agreement and the Loan Documents which are to be performed prior to such Disbursement.

     (b) The amount of Loan proceeds disbursed or to be disbursed does not exceed the lesser of (i) 65% of the purchase price of the Project, (ii) 65% of the appraised value of the Project, (iii) an amount such that the Debt Service Coverage Ratio for the Project does not exceed 1.25x (as determined pursuant to the requirements for such disbursement).

     (c) No Default has occurred under this Agreement, or under any of the Loan Documents, and no event, circumstance or condition has occurred or exists which, with the passage of time or the giving of notice, would constitute such a Default.

     (d) No material litigation or proceedings are pending or threatened (including but not limited to, proceedings under Title 11 of the United States
Code) against Borrower, the Land or the Project.

     (e) No material adverse change has occurred or is threatened with respect to the Project or the financial condition of Borrower.

     (f) All representations and warranties made by Borrower to Lender herein and otherwise in connection with this Loan continue to be accurate, and all statements and representations made in the application for this Loan submitted to Lender continue to be accurate.

     (g) No uninsured damage to or destruction of the Project or any portion thereof shall have occurred.

     (h) If requested by Lender, Lender has received a satisfactory report from Lender's Inspecting Agent, indicating that the items for which payment has been requested have been performed at or incorporated into the Project. The cost of this inspection shall be paid directly by Borrower.

     (i) The Loan is not in default and Borrower has complied with all of the terms and conditions of this Agreement.

     6.6 Intentionally deleted.

     6.7 Documents Required for Final Disbursement. The final Certificate for Payment for the final Disbursement shall be accompanied by the following, all of which shall be strictly satisfactory to Lender in its sole and absolute discretion:

     (a) Borrower shall have furnished Lender with current searches of all Uniform Commercial Code financing statements filed with the Secretary of State of Oklahoma and/or the Recorder for Tulsa County, Oklahoma, against Borrower as debtors, showing that no Uniform Commercial Code financing statements are filed or recorded against Borrower in which the collateral is described as personal property or fixtures located on the Project or used in connection with the Project.

     (b) An affidavit of the Borrower stating that each person providing any material or performing any work in connection with the Project has been paid in full and that all withholding taxes have been paid.

     (c) Any permits, licenses, certificates of occupancy or other evidence of compliance with the requirements of any governmental authorities necessary for the use of the Land.

     (d) If requested by Lender, a satisfactory final inspection report of Lender's Inspecting Agent and a representative of the permanent lender if any, indicating that the Project has been fully completed in accordance, the requirements of this Agreement and the requirements of all New Leases.

     (e) Evidence that all insurance required under the terms of this Agreement is in full force and effect.

     (f) Such other items as may be required by Lender, including, without limitation, evidence that the improvements have been completed to the satisfaction of the Lender and in a manner sufficient to satisfy the terms of any permanent loan commitment.

     6.10 Intentionally deleted.

     6.11 Intentionally deleted.

     6.12 Intentionally deleted.

     6.13 Provisions Applicable to All Disbursements. (a) By execution of this Agreement, Borrower authorizes Lender to make any Disbursement to the account to receive such Disbursement, and the Borrower agrees that, in so doing, the Lender is not acting as agent or trustee for the Borrower and the Lender will not be held accountable for any such Disbursement made in good faith.

     (b) Each Certificate For Payment by the Borrower shall constitute an affirmation that the warranties and representations contained in Article II of this Agreement remain true and correct and that no breach of the covenants of Borrower contained in this Agreement has occurred, in each case as of the date of the Disbursement, unless Lender is notified to the contrary prior to funding of the requested Disbursement.

     (c) The Lender may apply amounts due hereunder to the satisfaction of the conditions hereof, and amounts so applied shall be part of the Loan and shall be secured by the Mortgage, evidenced by the Note, bear interest in accordance with the Note and shall be due and payable in accordance with the provisions of the Note.

                                   ARTICLE VII

                          FURTHER COVENANTS OF BORROWER
                          -----------------------------

     7.1 Construction of Project. Borrower agrees that any new improvements to the Project will be constructed and fully equipped in a good and workmanlike manner with materials of high quality, in accordance with applicable building, zoning, pollution control, and environmental protection and other laws and ordinances and the New Leases. Borrower agrees that all materials contracted or purchased for construction of new improvements to the Project and all labor hired or contracted for with respect to the Project and paid for with Loan Proceeds will be used and employed solely on the Project and for no other purpose.

     7.2 Intentionally deleted

     7.3 Inspection by Lender. If requested by Lender, Borrower will cooperate (and will cause the contractors to cooperate) with Lender in arranging for inspections of the progress of the construction of new improvements to the Project by Lender's Inspecting Agent, from time to time, and Borrower will cooperate (and will cause any managing agent to cooperate) with Lender in arranging for inspections, from time to time, of the Project by Lender and its Inspecting Agents.

     7.4 Mechanics' Liens. Borrower will not suffer or permit any mechanics' lien claims to be filed or otherwise asserted against the Project or any funds due any contractor, and will promptly bond or discharge the same if any claims for lien or any proceedings for the enforcement thereof are filed or commenced; provided, however, that Borrower shall have the right to contest in good faith and with due diligence the validity of any such lien or claim upon furnishing to the Title Agent such security or indemnity as it may require to induce the Title Agent to issue its Title Policy or an endorsement thereto insuring against all such claims, liens or proceedings; and provided further that Lender will not be required to make any further Disbursements of the Loan Proceeds unless (i) any mechanics' lien claims shown by any title insurance commitments or interim binders or certifications have been bonded against, released or insured against by the Title Agent or (ii) Borrower shall have provided Lender with such other security with respect to such claim as may be acceptable to Lender, in its sole discretion. In the event Borrower elects to bond any mechanic's lien claim, such bond shall be in an amount equal to at least one hundred twenty-five percent (125%) of such claim.

     7.5 Settlement of Mechanics' Lien Claims. If Borrower shall fail promptly to bond or discharge any mechanics' lien claim filed or otherwise asserted or to contest any such claims and give security or indemnity in the manner provided in subsection 7.4 above, or, having commenced to contest the same, and having given such security or indemnity, shall thereafter fail to prosecute such contest in good faith or with due diligence, or fail to maintain such indemnity or security so required by the Title Agent for its full amount, or, upon adverse conclusion of any such contest, shall fail to cause any judgment or decree to be satisfied and lien to be released, then, and in any such event, Lender may at its election (but shall not be required to), (i) procure the release and discharge of any such claim and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such lien or claim and
(ii) effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Agent, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursements of the Loan Proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note).

     7.6 Intentionally deleted.

     7.7 Renewal of Insurance. Borrower shall pay timely all premiums on all insurance policies required under this Agreement from time to time; and when and as additional insurance is required from time to time during the term of the Loan and when and as any policies of insurance may expire, furnish to Lender, premiums prepaid, additional and renewal insurance policies in companies, coverage and amounts satisfactory to Lender, all in accordance with Section 5.1(c). Notwithstanding this Section, in the event of Borrower's default under this Agreement or any of the Loan Documents, Lender shall have the right (but not the obligation) to place and maintain insurance required to be placed and maintained by Borrower hereunder and treat the amounts expended therefor as additional disbursements of Loan Proceeds (even if the total amount of disbursements would exceed the face amount of the Note).

     7.8 Proceedings to Enjoin or Prevent Operation. If any proceedings are filed seeking to enjoin or otherwise prevent or declare unlawful the occupancy, maintenance or operation of the Project or any portion thereof, Borrower shall at its sole expense (i) cause such proceedings to be vigorously contested in good faith and (ii) in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom. Without limiting the generality of the foregoing, Borrower shall resist the entry or seek the stay of any temporary or permanent injunction that may be entered and use its best efforts to bring about a favorable and speedy disposition of all such proceedings.

     7.9 Lender's Action for Its Own Protection Only. The authority herein conferred upon Lender, and any action taken by Lender, including, without limitation, actions to inspect the Project, to procure waivers or sworn statements, and to approve contracts, will be exercised and taken by Lender and by Lender's other advisors or representatives for their own protection only and may not be relied upon by Borrower or any other person for any purposes whatever. Neither Lender nor any other advisor or representative of Lender shall be deemed to have assumed any responsibility to Borrower or any other person with respect to any such action herein authorized or taken by Lender or any other advisor or representative of Lender or with respect to the proper construction of improvements on the Project, performance of contracts, subcontracts or purchase orders by any contractor, subcontractor or material supplier, or prevention of mechanics' liens from being claimed or asserted against any of the Project. Any review, investigation or inspection conducted by Lender, or any other architectural or engineering consultants retained by Lender or any agent or representative of Lender in order to verify independently Borrower's satisfaction of any conditions precedent to Loan disbursements under this Agreement, Borrower's performance of any of the covenants, agreements and obligations of Borrower under this Agreement, or the validity of any representations and warranties made by Borrower hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by Lender of) (i) any of Borrower's representations and warranties under this Agreement or Lender's reliance thereon or (ii) Lender's reliance upon any certifications of Borrower or the Architect required under this Agreement or any other facts, information or reports furnished Lender by Borrower hereunder.

     7.10 Furnishing Information. (a) Within 90 days of the end of each calendar year, Borrower shall deliver or cause to be delivered to Lender financial statements for Borrower prepared by an accountant and within 30 days following the filing of the same, annual federal income tax returns for Borrower. Any such financial statements for Borrower shall be of review quality or on a form provided by Lender and certified as true and correct by Borrower.

     (b) Within 30 days following the end of each quarter and prior to any Disbursement, Borrower shall deliver to Lender current rent rolls for the Project, which shall include information on the amount of units rented, the rental under each lease; and the term of each lease, as well as any other related information as may be requested by Lender. All such rent rolls shall be certified as true and correct by Borrower.

     (c) Within 30 days following the end of each quarter except that Borrower shall have 45 days following the fourth quarter, Borrower shall deliver to Lender annual cash flow and operating statements for the Project showing actual sources and uses of cash during the preceding twelve (12) months. All such statements shall be certified as true and correct by Borrower.

     (d) Within 45 days following the end of each fiscal year, Borrower shall deliver to Lender a proforma operating budget for the Project.

     (e) Within 30 days following the end of each quarter, Borrower shall deliver historical tenant sales reports (as available).

     (f) Within 30 days following the end of each quarter and prior to any Disbursement, Borrower shall deliver to Lender a certified certificate of compliance, substantially in the form attached hereto as Exhibit B, certifying, among other things, current compliance with Debt Service Coverage Ratio requirements and setting forth all tenants who have given their notice to terminate or not renew their existing lease (the "Certificate of Compliance").

     (g) Additionally, Borrower will:

          (i) promptly supply Lender with such information concerning its affairs and property relating to the development and operation of the Project, including but not limited to monthly management reports, as Lender may request from time to time hereafter;

          (ii) promptly notify Lender of any condition or event which constitutes (or which upon the giving of notice or lapse of time or both would constitute) a breach or event of default of any term, condition, warranty, representation or provision of this Agreement or of any of the Loan Documents;

          (iii) promptly notify Lender of any "material adverse financial change" in its respective financial conditions, and maintain a standard and modern system of accounting in accordance with generally accepted accounting principles;

          (iv) promptly notify Lender of any "materially adverse financial change" in connection with the operation of the Project;

          (v) upon reasonable notice from Lender, at any time whatever during regular business hours permit Lender or any of its agents or representatives to have access to and examine all of its books and records regarding the development and operation of the Project; and

          (vi) permit Lender to copy and make abstracts from any and all of said books and records.

     7.11 Documents of Further Assurance. Borrower shall, from time to time, upon Lender's request, execute, deliver, record and furnish such documents as Lender may reasonably deem necessary or desirable to (i) perfect and maintain perfected as valid liens upon the Project, the liens granted by Borrower to Lender under the Mortgage and the assignments and other security interests under the other Loan Documents as contemplated by this Agreement, (ii) correct any errors of a typographical nature which may be contained in any of the Loan Documents, and (iii) consummate fully the transaction contemplated under this Agreement.

     7.12 Intentionally deleted.

     7.13 Operation of Project. As long as any portion of the Loan remains outstanding, the Project shall be operated in a first class manner as a commercial retail property.

     7.14 Management Agents' and Brokers' Contracts. Borrower shall not enter into, any new management contract or materially modify, or amend any management contracts for the Project, without the prior written approval of Lender which approval shall not unreasonably be withheld, except as specifically permitted pursuant to that certain Assignment of Management Agreement executed in conjunction herewith.

     7.15 Furnishing Notices. Borrower shall provide Lender with copies of all notices with respect to any non compliance or default pertaining to the Project or any part thereof received by Borrower (or its agents or representatives) from any federal, state or local governmental official, body, board or department, within three (3) business days after such notice is received.

     7.16 Intentionally deleted.

     7.17 No Additional Debt; No Assignment. As more particularly provided in
Section 9.2, Borrower shall not consent or agree to any lien, mortgage, security interest, encumbrance, or sale and leaseback transaction affecting the Land.

     7.18 Hold Disbursements in Trust. Borrower will pay all costs, expenses and fees relating to the equipping, fixturing, use and operation of the Project.

     7.19 Indemnification. Borrower hereby indemnifies Lender and agrees to defend Lender and hold Lender harmless from and against all claims, injuries, losses, costs, damages, liabilities and expenses (including attorneys' fees and consequential damages) of any and every kind to any persons or property by reason of (i) the construction or other work contemplated herein (except by reason of the negligence or willful misconduct of Lender), (ii) the operation or maintenance of the Project (except by reason of the negligence or willful misconduct of Lender), (iii) any other action or inaction by, or matter which is the responsibility of Borrower (except by reason of the gross negligence or willful misconduct of Lender), or (iv) the breach of any representation or obligation of Borrower hereunder.

     7.20 Prohibition Against Cash Distributions and Application of Net Cash Flow to Other Expenditures. In no event shall Borrower make any disbursements from rental or other cash flow from the Land and the Project to any party during any month until the installment due under the Note has been reserved or allocated for such month.

     7.21 Insurance Reporting Requirements. Borrower shall promptly notify the insurance carrier or agent therefor (with a copy of such notification being provided to Lender) if there is any increase in hazard relating to the Project, or transfer of ownership.

     7.22 Compliance With Laws. Borrower shall comply with all applicable requirements of any governmental authority having jurisdiction. In no event shall Borrower consent to or cause any zoning change on the Project or any portion thereof (including any variance, plan approval, rezoning, or modification of any zoning commitment) without Lender's prior written consent.

     7.23 Alterations. Without the prior written consent of Lender, Borrower shall not make any material alterations to the Project, if the costs of such alterations will exceed $3,000,000.00.

     7.24 Lost Note. Borrower shall, if the Note is mutilated, destroyed, lost or stolen, deliver to Lender, in substitution therefor, a new promissory note containing the same terms and conditions as the Note with a notation thereon of the unpaid principal accrued and unpaid interest.

     7.25 Regulated Materials. Borrower shall comply with any and all laws, regulations or orders with respect to the discharge and removal of Regulated Materials, shall pay immediately when due the costs of removal of any such Regulated Materials, and shall keep the Project free of any lien imposed pursuant to such laws, regulations or orders. In the event Borrower fails to do so, after notice to Borrower and the expiration of the earlier of (i) applicable cure periods hereunder or (ii) the cure period permitted under applicable law, regulation or order, Lender may either declare this Agreement to be in default or cause the Project to be freed from the Regulated Materials with the cost of the removal added to the indebtedness evidenced by the Note and secured by the Mortgage (regardless of whether such indebtedness then increases the outstanding balance of the Note to an amount in excess of the face amount thereof). Borrower further agrees that Borrower shall not release or dispose of any Regulated Materials at the Project without the express prior approval of Lender and any such release or disposal will be in compliance with all applicable laws and regulations and conditions, if any, established by Lender, including, without limitation, those set forth in Section 6 of the Mortgage. Lender shall have the right at any time to conduct an environmental audit of the Project for reasonable cause, at Borrower's sole cost and expense, and Borrower shall cooperate in the conduct of such environmental audit. Borrower shall give Lender and its agents and its employees access to the Project to inspect and test the Project and to remove Regulated Materials. Borrower hereby indemnifies Lender and agrees to defend Lender and hold Lender harmless from and against all claims, injuries, losses, costs, damages, liabilities and expenses (including attorneys' fees and consequential damages) by reason of any claim in connection with any Regulated Materials which were present at the Project during or prior to Borrower's ownership of the Project. The foregoing indemnification shall be included within the indemnity agreement referred to in clause(n) of Article iv hereof, and shall survive repayment of the Note.

     7.26 Asbestos. Without limiting the generality of Section 7.25 above, Borrower shall not install nor permit to be installed in the Project asbestos or any substance containing asbestos. If Borrower shall fail to comply with this section, Lender may declare this Agreement to be in default and/or do whatever is necessary to eliminate said substances from the Project or otherwise comply with the applicable law, regulation, or order and the costs thereof shall be added to the indebtedness evidenced by the Note and secured by the Mortgage.

     7.27 Additional Appraisals. Borrower hereby covenants and agrees that Lender may, in its sole discretion, require annually an updated Appraisal for the Project, at Borrower's expense. Notwithstanding he foregoing, in no event shall Lender require Borrower to provide more than two (2) additional Appraisals during the term of the Loan.

     7.28 Minimum Debt Service Coverage Ratio. Borrower hereby covenants and agrees that the Project will maintain a minimum Debt Service Coverage Ratio during the term of the Loan of 1.25x (the "DSCR Requirement"), measured quarterly. For purposes of compliance with this Section 7.28, during the 12 months immediately following the Mervyn's Acquisition, all costs, income and debt service related to the Mervyn's Acquisition will be excluded from such calculation. Beginning 12 months following the Mervyn's Acquisition, all Debt Service Coverage Ratio calculations shall include the entire Project, including all income, costs and debt service related to the Mervyn's Acquisition. Upon Borrower's achievement of the DSCR Requirement in any quarter beginning with the twelve month anniversary following the Mervyn's Acquisition, Lender will release the funds from the Mervyn's Collateral Account to Borrower.

     For purposes of compliance with this Section 7.28, during the 12 months immediately following a Subsequent Draw, all calculations of Debt Service Coverage Ratio which include an Incremental New Lease shall include a proforma annualized number for the income, costs and expenses of any Incremental New Lease that has been in effect for less than 12 months.

     Borrower hereby covenants and agrees that Borrower must evidence compliance with the DSCR Requirement prior to Draw B or any Subsequent Draw.

     7.28.1 Failure to Maintain required Debt Service Coverage Ratio. In the event that Borrower fails to maintain the minimum Debt Service Coverage Ratio pursuant to Section 7.28, Borrower shall have a period of Six (6) months to cure such covenant violation.

     In the event that Borrower does not achieve the DSCR Requirement within six
(6) months of the covenant violation, Borrower shall establish with Lender a cash collateral reserve account (the "DSC Cash Collateral Reserve"). The amount the DSC Cash Collateral Reserve shall be calculated by Lender as follows:

     Required NOI minus actual NOI
     "Required NOI" shall mean current Debt Service times 1.25

The DSC Cash Collateral reserve shall be held by Lender as additional security for the Loan until such time as Borrower achieves the DSCR Requirement using actual NOI. For any quarter in which Borrower fails to achieve the DSCR Requirement, Borrower shall adjust the amount of the DSC Cash Collateral Reserve accordingly, to insure that such amount when added to the actual NOI would be sufficient to achieve the DSCR Requirement. Upon Borrower's achievement of the DSCR Requirement based on actual NOI, Lender shall release the funds from the DSC Cash Collateral reserve to Borrower.

     Notwithstanding anything to the contrary contained herein, in the event that the Debt Service Coverage Ratio for the Project falls below 1.05x, Borrower shall within three (3) days of receiving notice from Lender, repay the loan in the aggregate amount of all Subsequent Draws outstanding and shall establish the DSC Cash Collateral Reserve as calculated above. Lender shall not be obligated to make any Subsequent Draws until Borrower achieves the DSCR Requirement for two consecutive quarters. Upon achieving the DSCR Requirement for two consecutive quarters, Borrower may redraw portions of the Loan repaid pursuant to this section subject to the conditions for Subsequent Draws set forth in
Section 3.3(c).

     7.29 Equity: Borrower shall maintain at all times cash equity invested in the Project of not less than the greater of (i) 35% of the total cost of the Project, or (ii) $20,405,000.

     7.30 New Leases with any tenant for space in excess of 10,000 square shall be subject to Lender's approval which approval shall not be unreasonably withheld or delayed. Lender approval shall not be required for any new leases with tenants for 10,000 square feet of space or less if such new leases are: (i) written substantially in accordance with the standard form of lease which has been approved by Lender (subject to any commercially reasonable changes made in the course of negotiations with the applicable tenant), (ii) not be to an Affiliate of Borrower (iii) be on commercially reasonable terms at rental rates comparable to existing local market rates for similar properties, (iii) provide that such lease is subordinate to the Mortgage and that the lessee will attorn to Lender and any purchaser at a foreclosure sale and (iv) not contain any terms which would materially adversely affect Lender's rights under the Loan Documents.

     Whenever Lender's approval or consent is required for any new lease or leasing action, Borrower shall have the right to submit a term sheet of such transaction to Lender for Lender's approval, such approval not to be unreasonably withheld, conditioned or delayed. Any such term sheet submitted to Lender shall set forth all material terms of the proposed transaction including, without limitation, identity of tenant, square footage, term, rent, rent credits, abatements, work allowances and tenant improvements to be constructed by Borrower. Lender shall use good faith efforts to respond within ten (10) Business Days after Lender's receipt of Borrower's written request for approval or consent of such term sheet. If Lender fails to respond to such request within ten (10) Business Days, and Borrower sends a second request containing a legend in bold letters stating that Lender's failure to respond within five (5) Business Days shall be deemed consent or approval, Lender shall be deemed to have approved or consented to such term sheet if Lender fails to respond to such second written request before the expiration of such five (5) Business Day period.

                                  ARTICLE VIII

                           CASUALTIES AND CONDEMNATION
                           ---------------------------

     8.1 Notice. In case of any material damage or destruction, taking, or condemnation of the Project, or any part thereof, or any interest therein or right accruing thereto, Borrower shall promptly give to Lender written notice generally describing the nature and extent of such damage, destruction or taking which has resulted or which may result therefrom. So long as Borrower is not in default, Borrower may adjust, settle and compromise any such insurance policy or any proposed condemnation award, but in any event, no final adjustment, compromise or settlement of any insurance claim or condemnation award that exceeds $3,000,000.00 shall be entered into without the prior written approval of Lender as to such settlement, adjustment or compromise thereof. Lender may appear in any such proceedings and negotiations and Borrower shall promptly deliver to Lender copies of all notices and pleadings in any such proceedings. Borrower will in good faith, file and prosecute all claims necessary for any award or payment resulting from such damage, destruction or taking. All costs and expenses incurred by Lender in exercising its rights under this section shall constitute indebtedness secured by the Mortgage.

     8.2 Application of Insurance Proceeds and Condemnation Awards. (a) Upon occurrence of any loss or damage to all or any portion of the Project resulting from fire, vandalism, malicious mischief or any other casualty or physical harm (a "Casualty") or any exercise of the power of condemnation or eminent domain (a "Taking"), Lender may elect to collect, retain and apply as a Loan prepayment all proceeds (the "Proceeds") of any insurance policies collected or claimed as a result of such Casualty and all awards resulting from such Taking ("Awards") after deduction of all expenses of collection and settlement, including attorney's and adjusters' fees and charges. To the extent that the proceeds or awards exceed $3,000,000.00. Subject to the provisions of Section 8.1 above, Borrower hereby authorizes Lender, at Lender's option, to collect any losses under any insurance with respect to the Project which is kept, or caused to be kept, by Borrower, and hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, for such purposes. Any Proceeds or Awards remaining after payment in full of the Loan and all other sums due Lender hereunder shall be paid by Lender to Borrower without any allowance for interest thereon. Notwithstanding anything to the contrary contained herein, in the event that (i) no Event of Default has occurred and is continuing hereunder, (ii) the Proceeds or Awards, as the case may be, are sufficient to rebuild the Project or, if they are insufficient, as determined by Lender in its sole discretion, Borrower provides Lender with additional funds necessary, as determined in Lender's sole discretion (iii) after completion of the reconstruction, the loan to value ratio of the Project is satisfactory to Lender, as determined in Lender's sole discretion, then the Proceeds or Awards, as the case may be, shall, at Borrower's request, be applied towards reconstruction of the Project, which funds shall be disbursed pursuant to the disbursement provisions set forth herein.

     (b) In the event Lender does not apply the Proceeds or Awards to prepayment of the Loan as provided for in Section 8.2(a) above or in the event such Proceeds or Awards, if applied, do not fully discharge the Loan, Borrower will:

          (i) Proceed with diligence to make settlement (which shall be subject to the approval of Lender) with insurers or with condemning authorities and cause the Proceeds or Awards to be deposited with Lender, unless Lender shall elect to exercise its right under the Mortgage to make such settlement without the consent of Borrower.

          (ii) In the event of any unreasonable delay in making settlement with insurers or effecting collection of Proceeds or Awards, Borrower shall deposit with Lender the full amount required to meet the obligations due under the Loan, disregarding such Proceeds or Awards.

          (iii) In the event the Proceeds or Award deposited with Lender are insufficient to complete reconstruction of the Project, Borrower shall deposit with Lender additional funds as necessary, as determined by Lender in its sole discretion.

          (iv) Promptly proceed with construction and restoration of the Project, including the repair of all such loss or damage.

All Proceeds, Awards and funds deposited by Borrower hereunder shall first be fully disbursed before disbursement of any further Loan Proceeds. Borrower shall not be entitled to any payment of or credit for interest on such Proceeds, Awards and funds. In the event of deposit by Borrower of the full amount required to complete reconstruction of the Project, as aforesaid, upon the subsequent receipt of Proceeds or Awards, such Proceeds or Awards, as and when received, may be collected and retained by Borrower.

     (c) Lender shall not be obligated to see to the proper application of any of the Proceeds nor shall the amount so released or used be deemed a payment on any indebtedness evidenced by the Note or secured by any of the Loan Documents. In the event of foreclosure of the Mortgage or other transfer of title in lieu of foreclosure, all right, title and interest of Lender, in and to any insurance policies then in force shall pass to the purchaser or Lender, as the case may be.

     (d) All proceeds of use and occupancy or rental value insurance shall be paid to Lender for the purposes of paying, to the extent available and necessary, in the following order: (i) insurance premiums payable with respect to any insurance required to be carried by Borrower hereunder; (ii) taxes, assessments and charges payable by Borrower under any of the Loan Documents; and
(iii) all amounts payable on the Note, together with any and all other amounts evidenced or secured by any of the Loan Documents, and to the extent that such insurance proceeds are available to pay the items listed in clauses(i), (ii) and
(iii), Lender shall pay such items for the account of Borrower. All such insurance proceeds not deemed necessary, in Lender's sole opinion, to pay the above items shall be paid over to Borrower.

     (e) Upon failure on the part of Borrower promptly to commence or continue the repair or restoration of the Project after settlement of any claim with the insurer, Lender shall have the right to apply such Proceeds to the payment of any indebtedness secured by the Loan Documents, and resort to such other remedies available to Lender hereunder; provided, however, that nothing herein contained shall prevent Lender from applying at any time the whole or any part of such insurance proceeds to the curing of any Event of Default hereunder.

                                   ARTICLE IX

                       ASSIGNMENTS, SALE AND ENCUMBRANCES
                       ----------------------------------

     9.1 Lender's Right to Assign. Lender may assign, negotiate, pledge or otherwise hypothecate this Agreement or any of its rights and security hereunder, including the Note, and any of the other Loan Documents to any bank, participant or financial institution, and in case of such assignment, Borrower will accord full recognition thereto, and hereby agree that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such bank, participant or financial institution with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment.

     9.2 Prohibition of Assignments and Encumbrances by Borrower. Borrower shall not, without the prior written consent of Lender, create, effect, consent to, attempt, contract for, agree to make, suffer or permit any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation ("Prohibited Transfer") of all or any portion of, or any interest in, the Land, or the Project, whether effected directly, indirectly, voluntarily, involuntarily, or by operation of law or otherwise; provided, however, that the foregoing shall not apply to (i) liens securing the Loan, (ii) the lien of current taxes and assessments not in default, (iii) leases permitted pursuant to this Agreement, and (iv) the Permitted Exceptions.

     Notwithstanding the foregoing, the transfer of 100% of the Glimcher Properties Limited Partnership's interest in Borrower to Tulsa Promenade REIT, LLC shall be a permitted transfer. Also the transfer of up to 50% of the interest of any member in Tulsa Promenade REIT, LLC or in OG Retail Holding Co., LLC shall be permitted without Lender consent.

                                    ARTICLE X

                              DEFAULTS BY BORROWER
                              --------------------

     The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder, and any Event of Default which may occur hereunder shall constitute a default under each of the other Loan Documents:

     (a) A failure by Borrower to make any payment on the Note when and as the same becomes due, which failure continues for a period of fifteen (15) days.

     (b) Any failure of Borrower for a period of thirty (30) days after written notice from Lender to Borrower, to observe or perform any of the covenants (other than payment of the Note or payments required hereunder), contained in this Agreement or any of the other Loan Documents; provided, that such thirty
(30)-day period shall be extended to permit the cure of any default which by its nature is not reasonably susceptible to cure within said thirty (30)-day period, so long as Borrower promptly within said thirty (30)-day period commences its efforts to cure and thereafter diligently pursues the same to completion.

     (c) Any failure by Borrower to repay the Loan or any portion thereof as required herein.

     (d) The failure of Borrower to fund the DSC Cash Collateral Reserve as required herein.

     (e) Intentionally deleted.

     (f) The occurrence of a Prohibited Transfer.

     (g) The existence of any collusion, fraud, dishonesty or bad faith by or with the acquiescence of Borrower, which in any way relates to or affects the Loan or the Project.

     (h) If, at any time, any material representation, statement, report or certificate made now or hereafter by Borrower is not true and correct, or if at any time any material statement or representation made in the construction loan application or any supporting materials submitted to Lender for this Loan is not true and correct.

     (i) If all or a substantial part of the assets of Borrower are attached, seized, subjected to a writ or distress warrant, or is levied upon, and such attachment, seizure, writ, warrant or levy is not vacated within thirty (30) days thereafter.

     (j) If Borrower is enjoined or restrained or in any way prevented by court order from performing any of its obligations hereunder or under the other Loan Documents or conducting all or a substantial part of its business affairs.

     (k) If Borrower:

          (i) Shall file a voluntary petition in bankruptcy or for arrangement, reorganization or other relief under any chapter of the federal bankruptcy code of any similar law, state or federal, now or hereafter in effect;

          (ii) Shall file an answer or other pleading in any proceedings admitting insolvency, bankruptcy, or inability to pay its debts as they mature;

          (iii) Within sixty (60) days after the filing against it of any involuntary proceedings under the federal bankruptcy code or similar law, state or federal, now or hereafter in effect, such proceedings shall not have been vacated;

          (iv) Any order appointing a receiver, trustee or liquidator for it or for all or a major part of its property or the Land shall not be vacated within sixty (60) days following entry thereof;

          (v) Shall be adjudicated a bankrupt;

          (vi) Shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due or shall consent to the appointment of a receiver or trustee or liquidator of all or the major part of its property, or the Land.

     (l) If Borrower fails to maintain the equity required pursuant to Section 7.29, and such covenant violation is not cured within 7 days.

     (m) If Borrower defaults in the due performance under any other Loan Documents with Lender beyond any applicable grace period contained therein, including, without limitation, all agreements between Lender and the Borrower which give rise to Hedging Obligations.

                                   ARTICLE XI

                         LENDER'S REMEDIES UPON DEFAULT
                         ------------------------------

     11.1 Remedies Conferred Upon Lender. Upon the occurrence of any Event of Default, Lender, in addition to all remedies conferred upon Lender by law and by the terms of the Note, the Mortgage and the other Loan Documents, may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

     (a) Withhold further disbursement of Loan Proceeds and terminate any or all of its obligations to Borrower.

     (b) Declare the Note to be due and payable forthwith, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

     (c) In addition to any rights of set-off that Lender may have under applicable law, Lender may, without notice of any kind to Borrower, appropriate and apply to the payment of the Note or of any sums due under this Agreement, any and all balances, deposits, credits, accounts, certificates of deposit, instruments or money of Borrower then or thereafter in the possession of Lender, including but not limited to the Mervyn's Collateral Account, and the DSC Cash Collateral Account.

     (d) Exercise or pursue any other remedy or cause of action permitted at law or at equity or under this Agreement or any other Loan Document, including but not limited to foreclosure of the Mortgage and enforcement of all Loan Documents.

     11.2 Right of Lender to Make Advances to Cure Defaults. In the event that Borrower shall fail to perform any of its covenants or agreements herein or in any of the other Loan Documents contained, Lender may (but shall not be required to) perform any of such covenants and agreements, and any amounts so expended by Lender shall be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom said funds are disbursed. Loan Proceeds advanced by Lender in the exercise of its judgment that the same are needed to complete the Project to protect its security for the Loan are obligatory advances hereunder and shall constitute additional indebtedness payable on demand which is evidenced and secured by the Loan Documents.

     11.3 Attorneys' Fees. Borrower will pay Lender's reasonable attorneys' fees and costs in connection with the administration and enforcement of this Agreement; without limiting the generality of the foregoing, if at any time or times hereafter the Lender employs counsel for advice or other representation with respect to any matter concerning Borrower, this Agreement, the Land or the Loan Documents or to protect, collect, lease, sell, take possession of or liquidate all or any portion of the Land, or to attempt to enforce or protect any security interest or lien or other right in any of the premises or under any of the Loan Documents, or to enforce any rights of the Lender or obligations of Borrower or any other person, firm or corporation which may be obligated to Lender by virtue of this Agreement or under any of the Loan Documents or any other agreement, instrument or document, heretofore or hereafter delivered to Lender in furtherance hereof, then in any such event, all of the attorneys' reasonable fees arising from such services, and any expenses, costs and charges relating thereto, shall constitute an additional indebtedness owing by Borrower to Lender payable on demand, and evidenced and secured by the Loan Documents.

     11.4 No Waiver. No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in the Loan Documents are cumulative and not exclusive of each other or of any right or remedy provided by law or equity. No notice to or demand on Borrower in any case shall, in itself entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

     11.5 Availability of Remedies. All of the remedies set forth herein and/or provided by law or equity shall be equally available to Lender, and the choice by Lender of one (1) such alternative over another shall not be subject to question or challenge by Borrower or any other person, nor shall any such choice be asserted as a defense, set-off, or failure to mitigate damages in any action, proceeding, or counteraction by Lender to recover or seeking any other remedy under this Loan Agreement or any of the Loan Documents, nor shall such choice preclude Lender from subsequently electing to exercise a different remedy, except as otherwise provided by law. The parties have agreed to the alternative remedies hereof specified in part because they recognize that the choice of remedies in the event of a failure hereunder will necessarily be and should properly be a matter of business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lender at the lowest cost to Borrower. It is the intention of the parties that such choice by Lender be given conclusive effect regardless of such subsequent developments. At any sale of the security or collateral for the Loan or any part thereof whether by foreclosure or otherwise, Lender may in its discretion purchase all or any part of such collateral so sold or offered for sale for its own account and may apply against the balance due Lender pursuant to the terms of the Note the amount bid therefore.

                                   ARTICLE XII

                                  MISCELLANEOUS
                                  -------------

     12.1 Time Is of the Essence. Lender and Borrower agree that time is of the essence of all of their covenants under this Agreement.

     12.2 Prior Agreements. This Agreement and the other Loan Documents, and any other documents or instruments executed pursuant thereto or contemplated thereby, shall represent the entire, integrated agreement between the parties hereto with respect to construction and equipping of the Project not yet in place, and shall supersede all prior negotiations, representations, or agreements pertaining thereto, either oral or written, which shall survive the execution of this Agreement by Borrower and Lender, and the occurrence of the Loan Closing, and shall be included in the term "Loan Documents." This Agreement and any provision hereof shall not be modified, amended, waived or discharged in any manner other than by a written amendment executed by all parties to this Agreement. An action on the part of the Lender waiving a specific provision or requirement herein contained, shall not be construed to be a waiver of future application of such provision or requirement or a waiver of any other provision or requirement hereunder.

     12.3 Disclaimer by Lender. Lender shall not be liable to any subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with construction of improvements to the Project. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or against the Land. The Borrower shall not be considered an agent of Lender for any purposes, and Lender is not a venture partner with Borrower. Lender shall not be deemed to be in privity of contract with any contractor, subcontractor or provider of services on or to the Land, nor shall any payment of funds directly to a contractor, subcontractor or provider of services on or to the Land, be deemed to create any third party beneficiary status or recognition of same by Lender unless and until Lender expressly assumes such status in writing. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or if not in writing such approvals shall be solely for the benefit of Borrower.

     12.4 Indemnification. To the fullest extent permitted by law, Borrower hereby agrees to protect, indemnify, defend and save harmless, Lender and its directors, officers, agents and employees from and against any and all liability, expense or damage of any kind or nature and from any suits, claims, or demands, including legal fees and expenses, arising out of this Agreement or in connection herewith, except to the extent such suit, claim or damage is caused by any act, omission or willful misconduct of Lender, its directors, officers, agents and authorized employees. This obligation on the part of Borrower shall survive the closing of the Loan, the repayment thereof and any cancellation of the Loan Agreement.

     12.5 Captions. The captions and headings of various articles and sections of this Agreement and exhibits pertaining hereto are for convenience only and not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

     12.6 Inconsistent Terms and Partial Invalidity. In the event of any inconsistency among the terms hereof (including incorporated terms), or between such terms and the terms of any other Loan Document, this Loan Agreement shall be controlling. If any provision of this Agreement, or any paragraph, sentence, clause, phrase, or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Agreement shall be construed as if such invalid part were never included herein.

     12.7 Gender and Number. Any word herein which is expressed in the masculine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and plural.

     12.8 Definitions Included in Amendments. Definitions contained in this Agreement which identify documents, including, without limitation, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of the Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

     12.9 WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR RELATING THERETO OR ARISING FROM THE BANKING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     12.10 Notices. Except for any notice required under applicable law to be given in another manner, any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (i) if hand delivered or if sent by telecopy, effective upon receipt or (ii) if delivered by overnight courier service, effective on the day following delivery to such courier service, or (iii) if mailed by United States registered or certified mail, postage prepaid, return receipt requested, effective two (2) days after deposit in the United States mails; addressed in each case as follows:

     If to Borrower:

            Tulsa Promenade, LLC
            c/o Glimcher Properties Limited Partnership
            150 East Gay Street
            Columbus, Ohio  43215
            Attn:  General Counsel

     If to Lender:

            Charter One Bank, N.A.
            1215 Superior Avenue
            Cleveland, Ohio  44114

or at such other address or to such other addressee as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

     12.11 Office of Foreign Asset Control (OFAC) and Patriot Act 326 (PA 326) verification of customers.

          a. PAC326. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each customer who opens an account (including the extension of credit to a customer). Therefore, all new and existing customers are subject to the identity verification requirements. When you open an account with any entity within the Lender's family of companies, we require the following information for the Business: Business Name, Business Address, Business TIN and Business Phone Number. For the Business Representative (person signing for the Business), we require the following information: Individual's Name, Individual's Address, Identification Information and Date of Birth.

          b. OFAC. In addition, all financial institutions must check all Borrowers; Collateral Owners; Guarantors; Co-signors; Receiving and Sending Parties; Members, Managing Members, and Trustees; and Limited Partners, Managing Members and Beneficiaries holding interest; against the US Department of Treasury's list for Specially Designated Nationals and Blocked Persons.

          c. Both the PAC 326 and OFAC verifications must be completed prior to Closing.

     14.11 Governing Law. This Agreement has been negotiated, executed and delivered at Cleveland, Ohio, and shall be construed and enforced in accordance with the laws of the State of Ohio, without reference to the choice of law or conflicts of law principles of that State.

     14.12 Nonrecourse Except as otherwise set forth in this section, Lender's recourse under this Agreement, the Note, the Mortgage and the Loan Documents shall be limited to and satisfied from the Project and the proceeds thereof, the rents and all other income arising therefrom, the other assets of Borrower arising out of the Project which are given as collateral for the Note, and any other collateral given in writing to Lender as security for repayment of the Note, including, but not limited to the Mervyn's Collateral Account and DSC Cash Collateral Account (all of the foregoing are collectively referred to as the ("Loan Collateral"). Notwithstanding the preceding sentence:

          (a) Lender may, in accordance with the terms of this Agreement, the Note, the Mortgage or any Loan Document: (i) foreclose the lien of the Mortgage,
(ii) take appropriate action to enforce this Agreement, the Note, the Mortgage and any Loan Documents to realize upon and/or protect the Loan Collateral, (iii) name Borrower as a party defendant in any action brought under this Agreement, the Note, the Mortgage or any Loan Document so long as the exercise of any remedy is limited to the Loan Collateral, (iv) pursue all of its rights and remedies against any guarantor or surety or master tenant, whether or not such guarantor or surety or master tenant is a partner, member or other owner of Borrower, (v) pursue all of its rights and remedies against Borrower under that certain Indemnity Agreement of even date herewith;

          (b)Lender may seek damages or other monetary relief to the extent of actual monetary loss, or any other remedy at law or in equity against Borrower by reason of or in connection with (i) the failure of Borrower to pay to Lender, upon demand, all rents, issues and profits of the Project to which Lender is entitled pursuant to this Agreement, the Note, the Mortgage or the Loan Documents following an Event of Default, (ii) any waste of the Project or any willful act or omission by Borrower which damages or materially reduces the value of the Project, (iii) the failure to apply all rents, issues and profits from the Project to the payment of operating expenses, real estate taxes, insurance, capital repair items, and the payment of sums due and owing under this Agreement, the Note, the Mortgage or the Loan Documents prior to any other expenditure or distribution by Borrower, (iv) the failure to account for and to turn over security deposits (and interest required by law or agreement to be paid thereon) or prepaid rents following the occurrence of an Event of Default under this Agreement, the Note, the Mortgage or any Loan Documents, (v) the failure to timely pay real estate taxes or any regular or special assessments affecting the Project, (vi) the failure to account for and to turn over real estate tax accruals following the occurrence of an Event of Default under this Agreement, the Note, the Mortgage or any Loan Documents, (vii) the failure to maintain casualty and liability insurance as required under the Mortgage or the

Loan Documents or to apply insurance proceeds or condemnation awards relating to the Project or other collateral in the manner required under applicable provisions of this Agreement, the Note, the Mortgage or any Loan Documents
(viii) costs and expenses, including, without limitation, attorney's fees and transfer taxes, incurred by Lender in connection with the enforcement of this Agreement, the Note, the Mortgage or the Loan Documents or a deed-in-lieu of foreclosure;

          (c) Borrower shall become personally liable for payment of the indebtedness evidenced by this Agreement, the Note and performance of all other obligations of Borrower under this Agreement, the Note, the Mortgage and the Loan Documents upon the occurrence of any of the following: (i) fraud or willful misrepresentation of a material fact by Borrower, any members of Borrower, in connection with the Note, the Mortgage or the Loan Documents or any request for any action or consent by Lender, (ii) a transfer of any interest in the Borrower or all or any portion of the Project or any interest therein in violation of the terms of this Agreement, the Note, the Mortgage or the Loan Documents, or (iii) the incurrence by Borrower of any indebtedness in violation of the terms of this Agreement, the Note, the Mortgage or any Loan Document (whether secured or unsecured, direct or contingent), other than unsecured debt or routine trade payables incurred in the ordinary course of business in connection with the operation of the Project.

     In addition, Borrower shall be responsible for any costs and expenses incurred by Lender in connection with the collection of any amounts for which Borrower is personally liable under this section, including attorneys' fees and expenses, court costs, filing fees, and all other costs and expenses incurred in connection therewith.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK --
                      SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

     IN WITNESS WHEREOF, the parties have caused these presents to be executed the day and year first above written.

                         BORROWER:

                         TULSA PROMENADE, LLC, a Delaware limited liability company

                         By: GLIMCHER PROPERTIES LIMITED
                             PARTNERSHIP, a Delaware limited
                             partnership, its sole member

                             By: GLIMCHER PROPERTIES CORPORATION,
                                 a Delaware corporation, its general partner


                                 By:__________________________________
                                     George A. Schmidt
                                     Executive Vice President


                         LENDER:

                         CHARTER ONE BANK, N.A.


                         By:_______________________________________
                         Name:_____________________________________
                         Title:____________________________________

                                    EXHIBIT A
                               (Legal Description

                                    EXHIBIT B
                            Certificate of Compliance


Charter One Bank, N.A.

________________________

________________________


Re: Loan Agreement dated as of ________ (as amended, modified, supplemented, restated, or renewed, from time to time, the "Agreement"), between TULSA PROMENADE, LLC, (the "Borrower"), and CHARTER ONE BANK, N.A. ("Lender").

Reference is made to the Agreement. Capitalized terms used in this Certificate (including schedules and other attachments hereto, this "Certificate") without definition have the meanings specified in the Agreement.

Pursuant to applicable provisions of the Agreement, the undersigned, hereby certifies to the Lender that the information furnished in the attached schedules, including, without limitation, each of the calculations listed below are true, correct and complete in all material respects as of the last day of the fiscal periods subject to the financial statements and associated covenants being delivered to the Lender pursuant to the Agreement together with this Certificate (such statements the "Financial Statements" and the periods covered thereby the "reporting period") and for such reporting periods.

The undersigned hereby further certifies to the Lender that:

1. Compliance with Financial Covenants. As shown below, the Borrower is in full compliance with the financial covenants contained in the Agreement.

     A. Covenant: Debt Service Coverage Ratio of not less than 1.25: 1.0 tested quarterly and prior to any Disbursement, the calculation of which is set forth in Schedule A attached hereto.

     Debt Service Coverage of ______ : 1.0 for period ending ________, 200___.

     B. Covenant: Draw amount of no more than 65% of Incremental Value and Proforma Debt Service Coverage Ratio of not less than 1.25: 1.0 prior to any Subsequent Draw, the calculation of which is set forth in Schedule B attached hereto.

     65% of Incremental Value: $___________
     Debt Service Coverage of ______ : 1.0

     C. Covenant: Borrower Equity in the Project: The greater of (i) 35% of the total cost of the Project, or (ii) $20,405,000.

     Compliance? (Yes or No)                            ____________________

2. Tenants Giving Notice. The following tenants have given Borrower or its managing agent notice of it intent to terminate or not renew it's existing lease. Borrower has no knowledge of any other tenant that intends to give such notice.

             (i)_________________________________________________
             (ii) _______________________________________________
             (iii) ______________________________________________

3. Rent Roll. The undersigned hereby certifies that the rent roll attached hereto as Schedule C is accurate as of the date hereof, and accurately reflects the status of all leases and their expiration dates.

4. Review of Condition. The undersigned has reviewed the terms of the Agreement, including, but not limited to, the representations and warranties of the Borrower set forth in the Agreement and the covenants of the Borrower set forth in the Agreement, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower through the reporting periods.

5. Representations and Warranties. To the undersigned's actual knowledge, the representations and warranties of the Borrower contained in the Loan Documents, including those contained in the Agreement, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the reporting period except as expressly noted on Schedule D hereto.

6. Covenants. To the undersigned's actual knowledge, during the reporting period, the Borrower observed and performed all of the respective covenants and other agreements under the Agreement and the Loan Documents, and satisfied each of the conditions contained therein to be observed, performed or satisfied by the Borrower, except as expressly noted on Schedule D hereto.

7. No Event of Default. To the undersigned's actual knowledge, no Event of Default exists as of the date hereof or existed at any time during the reporting period, except as expressly noted on Schedule D hereto.

     IN WITNESS WHEREOF, this Certificate is executed by the undersigned this ____ day of __________, 200__.

                      BORROWER:

                      TULSA PROMENADE, LLC, a Delaware limited liability company

                      By: TULSA PROMENADE REIT, LLC, a Delaware
                          limited liability company, its sole member

                          By: OG RETAIL HOLDING CO., LLC, a Delaware
                              limited liability company, its managing member

                              By: GLIMCHER PROPERTIES LIMITED
                                  PARTNERSHIP, a Delaware limited
                                  partnership, its administering member

                                  By: GLIMCHER PROPERTIES CORPORATION,
                                      a Delaware corporation, its sole member


                                      By:__________________________________
                                         George A. Schmidt
                                         Executive Vice President

                                   Schedule A
                Debt Service Coverage Ratio Quarterly Compliance

                                 Tulsa Promenade
                          Quarterly Covenant Compliance
                              Tested as of xx/xx/xx
                          (Trailing Twelve Month $000)




Debt Service Coverage:
--------------------------------------------------------------------------------

        TTM Base Rents                                                         $
        Annualized Rents from new Leases in effect < 12 months         $________
Plus:
        CAM Reimbursement                                              $________
        Specialty Leasing                                              $________
        Other Recovery/Reimbursement                                   $________
        Percentage Rents                                               $________
        Miscellaneous Income                                           $________

Less:   Rents from Tenants Providing Notice                            $________

                                Effective Gross Income                 $________

Less:   TTM Cash Expenses                                              $________
        Annualized Cash Expenses from new Leases in effect < 12 months $________
        Minimum Management Fee (per appraisal)                         $________
        Allowance  for Capital Expenditures (per appraisal)            $________
                               Total Operating Expenses                $________

      (1)                        NET OPERATING INCOME                  $________

      (2)                            DEBT SERVICE                      $________

(1) / (2)                     DEBT SERVICE COVERAGE (DSC)               ________


Required DSC Reserve:
--------------------------------------------------------------------------------

        If DSC > 1.25x then $0; otherwise, DSC Reserve
        equals ((2)*1.25) - (1))                                       $________
                                                                       =========

                                   Schedule B
                      Subsequent Draw Compliance Worksheet

                                 Tulsa Promenade
                            Supplemental Draw Request
                                 as of xx/xx/xx

                        TTM Compliance? _________ (Y /N)


I.  Incremental Value of Acceptable New Leases:

                 Annualized Incremental Base Rents                                  $_________

Plus:            Annualized Incremental Reimbursable Expenses                       $_________

Less:            Annualized Rental Income from Expiring Leases within 90 days       $_________
                 Annualized Incremental Operating Expenses (if applicable)          $_________
                 Incremental Management Fee (per appraisal)                         $_________
                 Allowance  for Incremental Capital Expenditures (per appraisal)    $_________

                 Adjusted Incremental NOI                                           $_________

    Divided by:  Prevailing Cap Rate (per Loan Agreement)                           $_________

                 INCREMENTAL VALUE

                 Subsequent Draw Amount @ 65% Incremental Value                     $_________

II.  Pro-Forma Debt Service Coverage:

                 Net Operating Income (per Covenant Compliance worksheet)           $_________
Plus:            Adjusted Incremental NOI                                           $_________
      (1)                                                 PRO-FORMA ANNUALIZED NOI

III.  Projected Debt Service:

                 Current Outstanding Loan Balance                                   $_________
Plus:            Subsequent Draw Amount                                             $_________
                                                         Proposed Aggregate Balance $_________

      (2)        Projected Debt Service                                             $_________

   (1) / (2)     DSCR (must > 1.25x)                                                 _________

                                   Schedule C
                                    Rent Roll

                                   Schedule D
                      Violations of Covenants or Warranties